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Calculation of registration fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, par value $0.01 per share	18,400,000	$23.7500	$437,000,000	$59,606.80

(1)
Includes 2,400,000 shares of common stock which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(2)
This filing fee is calculated and being paid pursuant to Rule 457(r) of the Securities Act of 1933 and relates to the registration statement on Form S-3 (File No. 333-187479) filed by Laredo Petroleum Holdings, Inc. on March 22, 2013.

Filed pursuant to Rule 424(b)(5) and 424(b)(7)
SEC File No. 333-187479

Prospectus supplement (To prospectus dated March 22, 2013)

16,000,000 shares

Common stock

We are offering 13,000,000 shares of our common stock. The selling stockholders identified in this prospectus supplement are offering an additional 3,000,000 shares of our common stock. We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol "LPI." On August 12, 2013, the last reported sale price of our common stock on the New York Stock Exchange was $24.35 per share.

	Per Share	Total

Public offering price	$23.7500	$380,000,000
Underwriting discounts and commissions	$0.7719	$12,350,400
Proceeds, before expenses, to us	$22.9781	$298,715,300
Proceeds, before expenses, to selling stockholders	$22.9781	$68,934,300

Certain of the selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 2,400,000 shares of common stock.

Investing in our common stock involves risks. See "Risk factors" beginning on page S-16 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the shares will be made to investors on or about August 19, 2013.

J.P. Morgan
Goldman, Sachs & Co.
BofA Merrill Lynch
Wells Fargo Securities
BMO Capital Markets

Barclays	Capital One Southcoast
Citigroup	Credit Suisse
BB&T Capital Markets	BBVA Securities
BOSC, Inc.	Comerica Securities
ING	Mitsubishi UFJ Securities
Scotiabank / Howard Weil	SOCIETE GENERALE
SunTrust Robinson Humphrey

August 12, 2013.

Northern Shelf
Central Basin Platform
Midland Basin
Delaware Basin
Permian-Garden City Acreage
LPI Acreage

Prospectus Supplement

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About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement and the documents incorporated by reference herein, which describes the specific terms of this offering of our common stock. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to our common stock or this offering. If the information relating to the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus and any related free writing prospectus. We, the selling stockholders and the underwriters have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus supplement and the accompanying base prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security.

In this prospectus supplement, "Laredo," "we," "us," "our" or "ours" refer to Laredo Petroleum Holdings, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document that we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. We also make available on our internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is www.laredopetro.com. The information on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

We are "incorporating by reference" specified documents that we file with the SEC, which means:

•
incorporated documents are considered part of this prospectus supplement;

•
we are disclosing important information to you by referring you to those documents; and

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•
information we file later with the SEC will automatically update and supersede information contained in this prospectus supplement.

We incorporate by reference the documents listed below, which we filed with the SEC under the Exchange Act of 1934, as amended (the "Exchange Act") (excluding information deemed to be furnished and not filed with the SEC):

•
Our Annual Report on Form 10-K for the year ended December 31, 2012;

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our Quarterly Reports on Form 10-Q for the periods ended March 31, 2013 and June 30, 2013;

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our Current Reports on Form 8-K filed on May 17, 2013, May 21, 2013, May 30, 2013, June 14, 2013, June 26, 2013, August 1, 2013 and August 8, 2013;

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our Definitive Proxy Statement on Schedule 14A filed on April 2, 2013 (those parts incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012); and

•
the description of our common stock contained in our Form 8-A filed on December 13, 2011, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

In addition, we incorporate by reference in this prospectus supplement any future filings made by Laredo with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) prior to the termination of the offering under this prospectus supplement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Laredo Petroleum Holdings, Inc.
Attention: Investor Relations
15 W. Sixth Street, Suite 1800
Tulsa, Oklahoma 74119
(918) 513-4570

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 Cautionary statement regarding forward-looking statements

The information in this prospectus supplement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Such statements can generally be identified by the use of forward-looking terminology such as "could," "believe," "anticipate," "intend," "estimate," "expect," "project," "may," "will," "should," "plan," "predict," "potential," "foresee," "goal," "pursue," "target," "continue," "suggest" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business and could impact our business in the future are:

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the ongoing instability and uncertainty in the U.S. and international financial and consumer markets that is adversely affecting the liquidity available to us and our customers and is adversely affecting the demand for commodities, including oil and natural gas;

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volatility of oil and natural gas prices;

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the possible introduction of regulations that prohibit or restrict our ability to apply hydraulic fracturing to our oil and natural gas wells;

•
discovery, estimation, development and replacement of oil and natural gas reserves, including our expectations that estimates of our proved reserves will increase;

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uncertainties about the estimates of our oil and natural gas reserves;

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competition in the oil and natural gas industry;

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the availability and costs of drilling and production equipment, labor, and oil and natural gas processing and other services;

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drilling and operating risks, including risks related to hydraulic fracturing activities;

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risks related to the geographic concentration of our assets;

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changes in domestic and global demand for oil and natural gas;

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the availability of sufficient pipeline and transportation facilities and gathering and processing capacity;

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changes in the regulatory environment and changes in international, legal, political, administrative or economic conditions;

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our ability to comply with federal, state and local regulatory requirements;

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our ability to execute our strategies, including, but not limited to, our hedging strategies;

•
our ability to recruit and retain the qualified personnel necessary to operate our business;

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•
evolving industry standards and adverse changes in global economic, political and other conditions;

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restrictions contained in our debt agreements, including our senior secured credit facility and the indentures governing our senior unsecured notes, as well as debt that could be incurred in the future;

•
our ability to access additional borrowing capacity under our senior secured credit facility or other means of providing liquidity; and

•
our ability to generate sufficient cash to service our indebtedness and to generate future profits.

These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the period ended June 30, 2013, this prospectus supplement and in other filings made by us from time to time with the SEC or in materials incorporated herein or therein. In light of such risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil or natural gas that are ultimately recovered.

All forward-looking statements contained in this prospectus supplement speak only as of the date of this prospectus supplement and all forward-looking statements incorporated by reference into this prospectus supplement speak only as of the dates such statements were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements regarding new information, future events or otherwise, except as required by applicable securities laws.

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Summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference. It does not contain all the information that may be important to you or that you may wish to consider before investing in our common stock. You should read carefully the entire prospectus supplement, the accompanying base prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and the terms of this offering. Please read "Risk factors" beginning on page S-16 of this prospectus supplement and additional information contained in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the period ended June 30, 2013, each of which is incorporated by reference into this prospectus supplement, for more information about known material factors you should consider before investing in our common stock in this offering.

In this prospectus supplement, the consolidated and historical financial information, operational data and reserve information for Laredo and our acquired subsidiary Broad Oak Energy, Inc., a Delaware corporation ("Broad Oak" and subsequently renamed Laredo Petroleum—Dallas, Inc.), present the assets and liabilities of Laredo Petroleum Holdings, Inc. and its subsidiaries and Broad Oak at historical carrying values and their operations as if they were consolidated for all periods presented prior to July 1, 2011. Although the financial and other information is reported on a consolidated basis, such presentation is not necessarily indicative of the results that would have been obtained if Laredo had owned and operated Broad Oak from its inception.

The estimates of our proved reserves as of December 31, 2012 included in this prospectus supplement are based on the reserve report prepared by Ryder Scott Company L.P. ("Ryder Scott"), our independent reserve engineers, which report is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2012 and is incorporated herein by reference. Please read "—Recent developments" on page S-8 regarding our sale of assets in the Anadarko Basin on August 1, 2013.

Laredo Petroleum Holdings, Inc.

Overview

We are an independent energy company focused on the exploration, development and acquisition of oil and natural gas in the Permian Basin region of the United States. The oil and liquids-rich Permian Basin in West Texas is characterized by multiple target horizons, extensive production history, long-lived reserves and high drilling success rates and initial production rates. As of June 30, 2013, we had assembled 198,655 net acres in the Permian Basin. As of December 31, 2012, we had proved reserves, presented on a two-stream basis, of 188,632 MBOE. These reserves included approximately 28,588 MBOE attributed to the properties located in the Anadarko Granite Wash and our "Other Areas," which we refer to herein collectively as the "Anadarko Basin". On August 1, 2013, we completed the sale of our assets in the Anadarko Basin, which represented approximately 15% of our proved reserve volumes at December 31, 2012. Following the sale, the percentage of our proved reserves attributable to oil increased to approximately 60% from approximately 52%.

Our primary exploration and production fairway in the Permian is centered on the east side of the Midland Basin approximately 35 miles east of Midland, Texas and extends approximately 20 miles wide (east/west) and approximately 85 miles long (north/south) in Howard, Glasscock, Reagan and Sterling counties, and is referred to in this prospectus supplement as the "Permian-Garden City" area. As of June 30, 2013, we held approximately 139,960 net acres in 296 sections in the Permian-Garden City area, with an average working interest of approximately 91% in all producing wells.

We believe our acreage in the Permian-Garden City area is a resource play for the Wolfberry interval, comprised of multiple producing formations, including the initial four identified shale zones targeted for horizontal drilling (Upper, Middle and Lower Wolfcamp and Cline shales). From our inception through June 30, 2013, we have drilled and completed 75 horizontal wells in these four target zones, and more than 775 vertical wells in the Wolfberry interval. We have completed 36 horizontal Cline wells, 31 horizontal Upper Wolfcamp wells, four horizontal Middle Wolfcamp wells and four horizontal Lower Wolfcamp wells. Our recent horizontal activity has moved toward drilling longer laterals (typically approximately 7,000 to 7,500 feet) and increased frac density (typically 25 to 28 stages) as we continue the optimization of our completion techniques.

We believe we have proved commercial production viability in all four horizontal zones as of December 31, 2012, including the economic horizontal development potential of the Cline and Upper Wolfcamp shales on approximately 70,000 net acres and 60,000 net acres, respectively, of our Permian-Garden City acreage, as well as our entire acreage position for deep vertical development. We further believe that additional drilling results through August 1, 2013, coupled with our technical data and well performance, have enabled us to confirm the horizontal development potential of additional acreage in all four zones. As a result, we believe we have confirmed the horizontal development potential for the equivalent of approximately 360,000 net acres in the four zones, which includes approximately 80,000 net acres in the Upper Wolfcamp, approximately 80,000 net acres in the Middle Wolfcamp, approximately 73,000 net acres in the Lower Wolfcamp and approximately 127,000 net acres in the Cline shale as of August 1, 2013.

Going forward, we plan to continue drilling and collecting technical data across our Permian-Garden City acreage, as reflected in our 2013 capital drilling budget allocation. As a result, we expect our Permian-Garden City acreage will be the primary driver of our reserves, production and cash flow growth for the foreseeable future.

Laredo was founded in October 2006 by our Chairman and Chief Executive Officer Randy A. Foutch, who was later joined by other members of our management team, some of whom have worked together for a decade or more. Prior to founding Laredo, Mr. Foutch and certain members of our management team successfully formed, built and sold three private oil and natural gas companies. All of these companies executed the same fundamental business strategy employed by Laredo and created significant economic growth in reserves, production and cash flow.

Since our inception, we have rapidly grown our reserves, production and cash flow through both our drilling program and strategic acquisitions, including our July 2011 acquisition of Broad Oak. Our net proved reserves (which included reserves attributable to the Anadarko Basin assets sold on August 1, 2013) were estimated at 188,632 MBOE as of December 31, 2012, of which 43% were classified as proved developed reserves, and 52% were attributed to oil reserves. Our reserves and production are reported in two streams: oil and liquids-rich natural gas. The economic value of the natural gas liquids in our natural gas is included in the wellhead natural gas price. In this prospectus supplement, the information presented with respect to our estimated proved reserves as of December 31, 2012 has been prepared by Ryder Scott, our independent reserve engineers, in accordance with the rules and regulations of the SEC applicable to the periods presented.

The following table summarizes our total estimated net proved reserves presented on a two-stream basis as of December 31, 2012, net acreage and producing wells as of June 30, 2013, and average daily production presented on a two-stream basis for the six months ended June 30, 2013. Based on estimates in the report prepared by Ryder Scott, we operate wells that represent approximately 95% of the value of our proved developed oil and natural gas reserves as of December 31, 2012.

	As of December 31, 2012			For the six months ended June 30, 2013 average daily production(3)	As of June 30, 2013
	Estimated net proved reserves(1)(2)					Producing Wells
	MBOE	% of total reserves	% Oil	(BOE/D)	Net acreage	Gross	Net

Permian	160,028	85%	60%	25,191	198,655	950	863
Anadarko Granite Wash(4)	20,172	11%	6%	7,836	37,837	199	148
Other Areas(4)(5)	8,416	4%	4%	2,003	64,530	348	175
New Ventures(6)	16	—	100%	80	115,289	2	2

Total	188,632	100%	52%	35,110	416,311	1,499	1,188

(1)   Our estimated net proved reserves were prepared by Ryder Scott, and presented on a two-stream basis as of December 31, 2012 and are based on reference oil and natural gas prices. In accordance with applicable rules of the SEC, the reference oil and natural gas prices are derived from the average trailing 12-month index prices (calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the applicable 12-month period), held constant throughout the life of the properties. The reference prices were $91.21 per Bbl for oil and $2.63 per MMBtu for natural gas for the 12 months ended December 31, 2012.

(2)   Because our reserves are reported in two streams, the economic value of the natural gas liquids in our natural gas is included in the wellhead natural gas price. The reference prices referred to above that were utilized in the December 31, 2012 reserve report prepared by Ryder Scott are adjusted for natural gas liquids content, quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead. The adjusted reference prices were $5.97 per Mcf in the Permian area and $3.21 per Mcf in the Anadarko Granite Wash area.

(3)   Our average daily production volumes are reported in two streams: oil and liquids-rich natural gas. The economic value of the natural gas liquids in our natural gas is included in the wellhead natural gas price.

(4)   We sold these assets on August 1, 2013. See "—Recent Developments" below.

(5)   Includes our acreage in the gas prone Eastern Anadarko (21,083 net acres) and Central Texas Panhandle (43,447 net acres).

(6)   Estimated net proved reserves of 16 MBOE are in 86,010 net acres in the Dalhart Basin, which is an exploration effort targeting liquids-rich formations that are less than 7,000 feet in depth and 29,279 net acres in other New Ventures.

Our net average daily production for the six months ended June 30, 2013 was 35,110 BOE/D, 45% of which was oil and 55% of which was primarily liquids-rich natural gas. Our drilling activity has been and will continue to be focused on oil opportunities in the Permian Basin.

In 2012, we increased our horizontal drilling activities in both the Permian Basin and the Anadarko Granite Wash. Following the sale of our Anadarko Basin assets, we continue to focus on horizontal drilling in the Permian Basin. As of June 30, 2013, we had completed 75 gross horizontal Wolfcamp and Cline shale wells in our Permian-Garden City area. This Permian Basin horizontal drilling program comprises an extensive, multi-year, multiple-zone inventory of exploratory and development opportunities.

Substantially all of our planned drilling capital for the remainder of 2013 is budgeted to be invested in the Permian Basin. We anticipate that we will continue to drill deep vertical wells for purposes of further delineating our Permian Basin acreage and holding all prospective targeted zones. We are increasingly allocating a greater percentage of both capital and human resources towards our horizontal drilling activity, which generally produces even more attractive economics than our vertical program. Because of the stacked multiple-zone horizontal targets underlying our acreage, we are currently defining the optimal metrics relative to well spacing, both vertically and horizontally, lateral placement, completion and production practices. Work to date has included the pad drilling of side-by-side wells within the same zone, stacked lateral wells and extensive reservoir modeling.

On August 1, 2013, we had a total of nine operated drilling rigs working on our properties in the Permian-Garden City area, consisting of five rigs drilling vertical wells and four rigs drilling horizontal wells.

We have assembled a multi-year inventory of development drilling and exploitation projects as a result of our early acquisition of technical data, early establishment of significant concentrated acreage positions and successful exploratory drilling. While our drilling programs will be focused primarily on developing the four zones already identified in the liquids-rich Wolfcamp and Cline intervals underlying our Permian-Garden City properties, we believe, based on petrophysical analysis, additional potential may exist in both shallower and deeper formations. The testing of these new targeted intervals will be integrated into the development drilling program over the next 12-18 months.

Our business strategy

Our goal is to enhance stockholder value as essentially a pure-play Permian focused company by economically growing our reserves, production and cash flow through the execution of the following strategy:

Grow reserves, production and cash flow.    As of June 30, 2013, we had approximately 139,960 net acres in the Permian-Garden City area and had established the economic horizontal development potential of approximately 80,000 net acres in the Upper Wolfcamp, approximately 80,000 net acres in the Middle Wolfcamp, approximately 73,000 net acres in the Lower Wolfcamp and approximately 127,000 net acres in the Cline shale. We are continuing to de-risk (i.e., reduce the risk and uncertainty associated with) the remaining areas in our entire acreage position for all four zones. We are leveraging the knowledge base and data we have accumulated in this area and have initiated the early stages of an exploration program in our

Permian-China Grove acreage to the northeast in Mitchell County. We believe the development opportunities afforded in the Permian, specifically in our Permian-Garden City area, will support consistent, predictable, annual growth in reserves, production and cash flow.

Initiating a development plan for our Permian-Garden City acreage.    We believe our Permian-Garden City acreage will be the primary driver of our reserves, production and cash flow growth for the foreseeable future. Based on additional drilling results through August 1, 2013, coupled with our technical data and well performance, we believe we have confirmed the vertical development potential of our entire Permian-Garden City acreage position and the equivalent of 360,000 net acres for horizontal development. We further believe this de-risked acreage position provides a multi-year development inventory to support consistent growth of reserves and production. We are implementing a plan to systematically and efficiently develop this acreage position as a resource play. This plan also provides flexibility to include development of additional acreage for both the Upper Wolfcamp and Cline and the development of the Middle and Lower Wolfcamp zones as we continue to further de-risk these zones and our remaining Permian-Garden City acreage along with other potential zones. Going forward, we plan to continue drilling and collecting technical data across our Permian-Garden City acreage position, as reflected in our 2013 capital budget allocation.

Capitalize on technical expertise and database.    We are leveraging our operating and technical expertise to further delineate our core acreage positions. Through the utilization of an extensive proprietary technical petrophysical database, a vertical drilling program covering a majority of our core acreage position, numerous vertical single-zone tests in our horizontal targets, and the production data from the 75 completed horizontal wells in all three Wolfcamp zones and the Cline shale in the Permian-Garden City area, we believe we have de-risked a significant portion of such acreage.

We intend to continue to make upfront investments in technology to understand the geology, geophysics and reservoir parameters of the rock formations that define our exploration and development programs. Through comprehensive coring programs, acquisition and evaluation of high-quality 3D seismic data and advanced logging/simulation technologies, we expect to continue to both economically de-risk our remaining property sets to the extent possible before committing to a drilling program, and assist in the evaluation of emerging opportunities.

Enhance returns through prudent capital allocation, optimization of our development program and continued improvements in operational and cost efficiencies.    In the current commodity price environment, we have directed our capital spending toward oil and liquids-rich drilling opportunities that provide attractive returns. We believe by emphasizing our horizontal program, we can increase the efficiency of our resource recovery in the multiple vertically stacked producing horizons on our acreage in our Permian-Garden City area. We are initiating a development plan for a portion of our Permian-Garden City area in order to optimize costs and recoveries. We began implementing this plan in 2013 commencing with a single zone side-by-side test and vertically stacked wellbores in multiple zones to test optimal spacing of the laterals, both vertically and horizontally, in the four initial zones targeted for horizontal development. In 2012, we began and are now continuing to drill longer laterals with increased density of frac stages to enhance the cost-efficient recovery of our resource potential. In addition, horizontal drilling may be economic in areas where vertical drilling is currently not economical or logistically viable. We will continue to utilize our deep vertical drilling program to de-risk additional acreage for all zones. Our management team is focused on continuous improvement of our operating practices and has significant experience in successfully converting exploration programs into cost-efficient development projects. Operational control allows us to more effectively manage operating costs, the pace of development activities, technical applications, the gathering and marketing of our production and capital allocation.

Evaluate and pursue value-enhancing acquisitions, mergers, joint ventures and divestitures.    While we believe our multi-year inventory of potential drilling locations provides us with significant growth opportunities, we continue to evaluate strategically compelling asset acquisitions, mergers, joint ventures and divestitures. Any transaction we pursue will either generally complement our asset base, provide an anticipated competitive economic proposition relative to our existing opportunities or market conditions, or provide an avenue to accelerate the development of our potentially higher return acreage and maximize the value of the total company.

Proactively manage risk to limit downside.    We continually monitor and control our business and operating risks through various risk management practices, including maintaining a flexible financial profile, making upfront investment in research and development as well as data acquisition, seeking multiple sales outlets, minimizing long-term contracts, maintaining an active commodity hedging program and employing prudent safety and environmental practices.

Our competitive strengths

We have a number of competitive strengths that we believe will help us to successfully execute our business strategy:

Significant de-risked Permian Basin acreage position and multi-year drilling inventory.    From our inception in 2006 through June 30, 2013, we have completed more than 775 gross vertical and 75 gross horizontal wells with a success rate of approximately 99% in our Permian-Garden City area. Based on this drilling success, we believe we have confirmed the development potential of additional acreage in all four zones. As a result, as of June 30, 2013, we believe we had confirmed the economic horizontal development potential of the equivalent of approximately 360,000 net acres in the four zones that includes approximately 80,000 net acres in the Upper Wolfcamp, approximately 80,000 net acres in the Middle Wolfcamp, approximately 73,000 net acres in the Lower Wolfcamp and approximately 127,000 net acres in the Cline shale. We believe these locations provide a multi-year drilling inventory supporting future growth in reserves, production and cash flow.

Extensive Permian technical database and expertise.    We have made a substantial upfront investment to understand the geology, geophysics and reservoir parameters of the rock formations that define our drilling and development program. We have a large library of data applicable to our Permian-Garden City acreage base that includes approximately 774 square miles of proprietary/licensed 3D seismic data, 201 proprietary petrophysical logs and more than 13,500 historical open-hole logs. Approximately 470 square miles of the total 3D seismic coverage has been merged into one volume, allowing for utilization and interpretation of the data set. On our Permian-Garden City acreage, we have 13 whole cores and more than 335 sidewall cores in our four horizontal target zones. We have correlated this data across our Permian-Garden City acreage with more than 775 gross vertical and 75 gross horizontal wells.

Membership in an Industry Core Consortium has provided us access to additional petrophysical data across a larger area outside our core Permian-Garden City acreage position. In coordination with a major oil-field consultant, significant efforts are being put into the creation of a model that will assist in developing areas with the best reservoir characteristics. Members of our senior management team have more than twenty years of experience and knowledge directly associated with our current Permian operating area.

Significant operational control.    We operate wells that represent approximately 95% of the value of our proved developed reserves as of December 31, 2012, based on a report prepared by Ryder Scott. We believe that maintaining operating control permits us to better pursue our strategies of enhancing returns through operational and cost efficiencies and maximizing ultimate hydrocarbon recoveries from mature producing basins through reservoir analysis and evaluation and continuous improvement of drilling, completion and stimulation techniques. We expect to maintain operating control over most of our potential drilling locations.

Owned gathering infrastructure.    Our wholly-owned subsidiary, Laredo Gas Services, LLC, had more than 125 miles of pipeline in our natural gas gathering systems in the Permian as of August 1, 2013. These systems and flow lines provide greater operational efficiency and lower differentials for our natural gas production in our liquids-rich Permian play and enable us to coordinate our activities to connect our wells to market upon completion with minimal days waiting on pipeline. Additionally, on a portion of our production, this provides us with multiple sales outlets through interconnecting pipelines, potentially minimizing the risks of both shut-ins awaiting pipeline connection and curtailment by downstream pipelines. We continue to expand this concept by building out our crude oil transportation infrastructure in order to attempt to minimize the risks of shut-in or curtailment. We have constructed crude oil truck stations in Glasscock County, Texas, and Reagan County, Texas, and have completed the design work and commenced construction of a crude oil gathering system in Reagan County, Texas.

Financial strength and flexibility.    We maintain a financial profile that provides operational flexibility. As of August 1, 2013, after giving effect to the application of the net proceeds from the Anadarko Basin Sale (as defined below) to pay off outstanding amounts on our senior secured credit facility, we had approximately $825 million available for borrowings on our senior secured credit facility and total debt of approximately $1.1 billion, with no amounts outstanding on our senior secured credit facility. We use derivative financial instruments to reduce exposure to fluctuations in the prices of oil and natural gas. By removing a portion of the price volatility associated with future production, we expect to mitigate, but not eliminate, the potential volatility in cash flows from operations due to fluctuations in commodity prices.

Strong corporate governance and institutional investor support.    Our board of directors is well qualified and represents a meaningful resource to our management team. Our board, which is comprised of Laredo management and representatives of Warburg Pincus LLC, our institutional investor, as well as independent individuals, has extensive oil and natural gas industry and general business expertise. We actively engage our board of directors on a regular basis for their expertise on strategic, financial, governance and risk management activities. In addition, Warburg Pincus LLC has many years of relevant experience in financing and supporting exploration and production companies and management teams. During the last two decades, Warburg Pincus LLC has been the lead investor in dozens of such companies, including Broad Oak and two previous companies operated by members of our management team.

Recent developments

On August 1, 2013, we completed the sale of our interests in oil and gas properties located in the Anadarko Basin in the State of Oklahoma and the State of Texas, and various other related interests, rights, wells, leasehold interests, records, fixtures, equipment, associated gas gathering assets and other assets (the "Anadarko Basin Sale") for a purchase price of $438 million. The purchase price consisted of approximately $400 million from certain affiliates of EnerVest, Ltd. and approximately $38 million from third parties in connection with the exercises of such third parties' preferential rights associated with certain of the assets. After estimated transaction costs, the net proceeds were approximately $434 million, which were subject to adjustments to reflect an economic effective date of April 1, 2013 (currently estimated as a reduction of approximately $5 million in net proceeds, although this number is subject to change). The net proceeds were used to pay off our senior secured credit facility and for working capital purposes. The Anadarko Basin Sale represented approximately 15% of our proved reserves at December 31, 2012.

Upon completion of the Anadarko Basin Sale, the borrowing base on our senior secured credit facility was reduced to $825 million.

Ownership structure

The following diagram depicts our ownership structure after giving effect to this offering assuming no exercise of the underwriters' option to acquire additional shares of common stock from certain of the selling stockholders.

Warburg Pincus Private Equity IX, L.P. and WP IX Finance LP
Warburg Pincus Private Equity X O&G, L.P. and Warburg Pincus X Partners, L.P.
Board and Executive Officers
Public Stockholders
45.4%
11.5%
1.8%
41.3%
Laredo Petroleum Holdings, Inc. (NYSE:LPI)
100%
Laredo Petroleum, Inc.
100%
100%
100%
Laredo Petroleum – Dallas, Inc. (f/k/a Broad Oak Energy, Inc.)
Laredo Gas Services, LLC
Laredo Petroleum Texas, LLC
49%
Medallion Gathering & Processing, LLC

Our offices

Our executive offices are located at 15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma 74119, and the phone number at this address is (918) 513-4570. Our website address is www.laredopetro.com. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement.

The Offering

Issuer	Laredo Petroleum Holdings, Inc.
Selling stockholders	The "selling stockholders" identified elsewhere in this prospectus supplement.
Common stock offered by us	13,000,000 shares.
Common stock offered by the selling stockholders	3,000,000 shares.
Underwriters' option to purchase additional common stock
Certain of the selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 2,400,000 shares. We will not receive any proceeds from the underwriters' exercise of the option to purchase additional shares.
Common stock outstanding after this offering(1)	142,503,049 shares.
Use of proceeds
We expect to receive net proceeds from this offering of approximately $298 million after deducting underwriting discounts and commissions and offering expenses. We intend to use the net proceeds from this offering to implement our planned exploration and development activities, accelerate our capital program (as appropriate), and for general corporate purposes. We will not receive any proceeds from the sale of the shares by the selling stockholders.
Dividend policy
We do not anticipate paying any cash dividends on our common stock. In addition, our senior secured credit facility and the indentures governing our senior unsecured notes prohibit us from paying cash dividends.
New York Stock Exchange symbol	LPI.
Risk factors
Investing in our common stock involves risks. These risks are discussed more fully in "Risk factors" beginning on page S-16 of this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement.

(1)   The shares outstanding after this offering are based on 129,503,049 shares of common stock outstanding as of August 5, 2013 and exclude 7,981,068 shares reserved for issuance under our 2011 Omnibus Equity Incentive Plan (including 1,379,632 shares issuable upon the exercise of stock options outstanding as of August 5, 2013, with a weighted average exercise price of $19.37 per share).

Summary historical and pro forma consolidated financial data

The following summary historical and pro forma consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited and unaudited consolidated financial statements and related notes, which are included in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the period ended June 30, 2013 and our Current Report on Form 8-K filed with the SEC on August 8, 2013, each of which is incorporated by reference herein. We believe that the assumptions underlying the preparation of our financial statements are reasonable. The financial information included in or incorporated into this prospectus supplement may not be indicative of our future results of operations, financial position and cash flow.

Presented below is our summary historical and pro forma consolidated financial data for the periods and as of the dates indicated. The summary historical consolidated financial data for the years ended December 31, 2012, 2011 and 2010 and the consolidated balance sheet data as of December 31, 2012 and 2011 is derived from our audited consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement after giving effect to the sale of certain assets other than the oil and gas properties included in our recently completed Anadarko Basin Sale presented as discontinued operations. The summary historical and pro forma consolidated financial data for the six months ended June 30, 2013 and 2012 is derived from our unaudited consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement. The historical consolidated financial data for the year ended December 31, 2009 and 2008 and the consolidated balance sheet data as of December 31, 2010, 2009 and 2008 are derived from our audited financial statements not incorporated by reference into this prospectus supplement after giving effect to the sale of certain assets other than the oil and gas properties included in our recently completed Anadarko Basin Sale presented as discontinued operations.

	For the six months ended June 30,
				For the years ended December 31,
(in thousands, except per share data, unaudited)(1)	Pro forma 2013	Historical 2013	Historical 2012
				2012	2011	2010	2009	2008(2)

Statement of operations data:
Total revenues	$291,264	$341,001	$288,727	$583,894	$506,347	$239,791	$94,347	$73,883
Total costs and expenses	197,617	239,082	191,893	411,954	303,827	164,230	345,613	350,496
Operating income (loss)	93,647	101,919	96,834	171,940	202,520	75,561	(251,266)	(276,613)
Non-operating (expense) income, net	(41,749)	(44,331)	(7,521)	(77,176)	(36,932)	(12,516)	(4,888)	30,651
Income (loss) from continuing operations before income taxes	51,898	57,588	89,313	94,764	165,588	63,045	(256,154)	(245,962)
Income tax (expense) benefit	(19,109)	(21,157)	(32,153)	(33,003)	(59,612)	24,847	73,181	53,785
Income (loss) from continuing operations	32,789	36,431	57,160	61,761	105,976	87,892	(182,973)	(192,177)
Income (loss) from discontinued operations, net of tax	—	790	50	(107)	(422)	(1,644)	(1,522)	130
Net income (loss)	32,789	37,221	57,210	61,654	105,554	86,248	(184,495)	(192,047)
Net income per common share:
Basic:
Income from continuing operations	$0.26	$0.29	$0.45	$0.49	$0.99
Income (loss) from discontinued operations	—	0.01	—	—	(0.01)

Net income per share	$0.26	$0.30	$0.45	$0.49	$0.98

Diluted:
Income from continuing operations	$0.25	$0.28	$0.45	$0.48	$0.98
Income (loss) from discontinued operations	—	0.01	—	—	—

Net income per share	$0.25	$0.29	$0.45	$0.48	$0.98

(1)      The oil and natural gas properties that are a component of the Anadarko Basin Sale are not presented as held for sale nor are their results of operations presented as discontinued operations for the historical periods presented pursuant to the rules governing full cost accounting for oil and gas properties. The associated pipeline assets and various other associated property and equipment qualified as held for sale as of June 30, 2013. The results of operations of the associated pipeline assets and various other associated property and equipment for the historical periods are presented as results of discontinued operations, net of tax.

(2)      The year ended December 31, 2008 contains the results of operations for the acquisition of properties from Linn Energy beginning August 15, 2008, the closing date of the property acquisition.

	As of June 30, 2013		As of December 31,
(in thousands, unaudited)	Pro forma	Historical	2012	2011	2010	2009	2008

Balance sheet data:
Cash and cash equivalents	$75,803	$43,588	$33,224	$28,002	$31,235	$14,987	$13,512
Net property and equipment	1,904,562	2,342,844	2,113,891	1,378,509	809,893	396,100	350,702
Total assets	2,165,320	2,617,613	2,338,304	1,627,652	1,068,160	625,344	578,387
Current liabilities	214,804	264,916	262,068	214,361	150,243	79,265	101,864
Long-term debt	1,051,651	1,446,651	1,216,760	636,961	491,600	247,100	148,600
Stockholders'/unitholders' equity	877,940	875,705	831,723	760,013	411,099	289,107	318,364

	For the six months ended June 30,		For the years ended December 31,
(in thousands, unaudited)	2013	2012	2012	2011	2010	2009	2008

Other financial data:
Net cash provided by operating activities	$178,290	$199,790	$376,776	$344,076	$157,043	$112,669	$25,332
Net cash used in investing activities	(396,293)	(485,831)	(940,751)	(706,787)	(460,547)	(361,333)	(490,897)
Net cash provided by financing activities	228,367	404,524	569,197	359,478	319,752	250,139	472,140

	For the six months ended June 30,		For the years ended December 31,
(in thousands, unaudited)	2013	2012	2012	2011	2010	2009	2008

Adjusted EBITDA(1)	$246,974	$227,821	$452,569	$388,446	$194,502	$104,908	$49,305

(1)      Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income (loss) see "—Non-GAAP financial measures and reconciliations" below.

Non-GAAP financial measures and reconciliations

Adjusted EBITDA is a non-GAAP financial measure that we define as net income or loss plus adjustments for interest expense, depreciation, depletion and amortization, impairment of long-lived assets, write-off of deferred loan costs and other, gains or losses on sale of assets, unrealized gains or losses on derivative financial instruments, realized losses on interest rate swaps, realized gains or losses on canceled derivative financial instruments, non-cash stock-based compensation and income tax expense or benefit. Adjusted EBITDA provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Adjusted EBITDA does not represent funds available for discretionary use, because those funds are required for debt service, capital expenditures and working capital, income taxes, franchise taxes and other commitments and obligations. However, our management believes Adjusted EBITDA is useful to an investor in evaluating our operating performance because this measure:

•
is widely used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items excluded from the calculation of such term, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

•
helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and

•
is used by our management for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting.

There are significant limitations to the use of Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss, the lack of comparability of results of operations to different companies, and the methods of calculating Adjusted EBITDA and our measurements of Adjusted EBITDA for financial reporting and compliance under our debt agreements differ.

The following presents a reconciliation of net income (loss) for continuing and discontinued operations to Adjusted EBITDA for all periods presented:

	For the six months ended June 30,		For the years ended December 31,
(in thousands, unaudited)	2013	2012	2012	2011	2010	2009	2008

Net income (loss)	$37,221	$57,210	$61,654	$105,554	$86,248	$(184,495)	$(192,047)
Plus:
Interest expense	51,292	36,358	85,572	50,580	18,482	7,464	4,410
Depreciation, depletion and amortization	131,364	112,220	243,649	176,366	97,411	58,005	33,102
Impairment of long-lived assets	—	—	—	243	—	246,669	282,587
Write-off of deferred loan costs	—	—	—	6,195	—	—	—
Loss on disposal of assets	59	8	52	40	30	85	2
Unrealized (gains) losses on derivative financial instruments	(2,449)	(16,929)	16,522	(20,890)	11,648	46,003	(27,174)
Realized losses on interest rate derivatives	206	1,938	2,115	4,873	5,238	3,764	278
Non-cash stock-based compensation	7,680	4,835	10,056	6,111	1,257	1,419	1,864
Income tax expense (benefit)	21,601	32,181	32,949	59,374	(25,812)	(74,006)	(53,717)

Adjusted EBITDA	$246,974	$227,821	$452,569	$388,446	$194,502	$104,908	$49,305

 Summary historical reserve data

The following table sets forth certain unaudited information concerning our proved oil and natural gas reserves as of December 31, 2012 based on estimates in a reserve report prepared by Ryder Scott, our independent reserve engineers. Our reserves are reported in two streams: oil and liquids-rich natural gas. The economic value of the natural gas liquids in our natural gas is included in the wellhead natural gas price. Reserves cannot be measured exactly because reserve estimates involve subjective judgments. The estimates must be reviewed periodically and adjusted to reflect additional information gained from reservoir performance, new geological and geophysical data and economic changes.

	As of December 31, 2012
	Reserve category(1)
	PDP	PDNP	PUD	Total

Proved Reserves:
Oil and condensate (MBbls)	31,954	1,362	64,825	98,141
Natural gas (MMcf)	268,938	20,107	253,901	542,946
Oil equivalents(2) (MBOE)	76,777	4,713	107,142	188,632
% Oil and condensate	42%	29%	61%	52%
% Natural gas	58%	71%	39%	48%

(1)      These reserves include approximately 28,588 MBOE attributed to the properties located in the Anadarko Basin. On August 1, 2013, we completed the Anadarko Basin Sale, which represented approximately 15% of our proved reserves as of December 31, 2012.

(2)      MBbl equivalents ("MBOE") are calculated using a conversion rate of six Mcf per one Bbl.

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and all of the information described in this prospectus supplement and the accompanying base prospectus before purchasing our common stock. In addition, you should carefully consider, among other things, the matters discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report for the period ended June 30, 2013, and in the documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition, operating results or cash flow could be materially and adversely affected. Additional risks and uncertainties not presently known to us or not believed by us to be material may also negatively impact us.

The market price of our common stock may be volatile, and your investment in our stock could suffer a decline in value.

The market price of our common stock could fluctuate significantly due to a number of factors, including, but not limited to:

•
our quarterly or annual earnings, or those of other companies in our industry;

•
actual or anticipated fluctuations in our operating results;

•
changes in accounting standards, policies, guidance, interpretations or principles;

•
public reaction to our press releases, our other public announcements and our filings with the SEC;

•
announcements by us or our competitors of significant acquisitions, dispositions, innovations, or new programs and services;

•
changes in financial estimates and recommendations by securities analysts following our stock, or the failure of securities analysts to cover our common stock after this offering;

•
changes in earnings estimates by securities analysts or our ability to meet those estimates;

•
the operating and stock price performance of other comparable companies;

•
general economic conditions and overall market fluctuations;

•
the trading volume of our common stock;

•
changes in business, legal or regulatory conditions, or other developments affecting participants in, and publicity regarding our business or any of our significant customers or competitors;

•
results of operations that vary from the expectations of securities analysts and investors or those of our competitors;

•
the failure of securities analysts to publish research about us after this offering or to make changes in their financial estimates;

•
future sales of our common stock by us, directors, executives and significant stockholders; and

•
changes in economic and political conditions in our markets.

In particular, the realization of any of the risks described in these "Risk factors" and the documents incorporated by reference herein could have a material and adverse impact on the market price of our common stock in the future and cause the value of your investment to decline. In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock over the short, medium or long term, regardless of our actual performance. If the market price of our common stock reaches an elevated level following this offering, it may materially and rapidly decline. In the past, following periods of volatility in the market price of a company's securities, stockholders have often instituted securities class action litigation. If we were to be involved in a class action lawsuit, it could divert the attention of senior management and, if adversely determined, have a material adverse effect on our business, results of operations and financial condition.

Your percentage ownership in us may be diluted by future issuances of common stock or securities or instruments that are convertible into our common stock, which could reduce your influence over matters on which stockholders vote.

Our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares that may be issued in connection with acquisitions, shares issuable upon the exercise of options, shares that may be issued to satisfy our obligations under our incentive plans, shares of our authorized but unissued preferred stock and securities and instruments that are convertible into or exchangeable for our common stock. Issuances of common stock or voting preferred stock would dilute your ownership in our company, reduce our earnings per share, reduce your influence over matters on which our stockholders vote and, in the case of issuances of preferred stock, likely would result in your interest in us being subject to the prior rights of holders of that preferred stock.

We do not anticipate paying any dividends on our common stock in the foreseeable future. As a result, you will need to sell your shares of common stock to receive any income or realize a return on your investment.

We do not anticipate paying any dividends on our common stock in the foreseeable future. Any declaration and payment of future dividends to holders of our common stock may be limited by the provisions of the Delaware General Corporation Law and certain restrictive covenants in our senior secured credit facility and the indentures governing our senior unsecured notes. The future payment of dividends will be at the sole discretion of our board of directors and will depend on many factors, including our earnings, capital requirements, financial condition and other considerations that our board of directors deem relevant. As a result, to receive any income or realize a return on your investment, you will need to sell your shares of common stock. You may not be able to sell your shares of common stock at or above the price you paid for them.

Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.

Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities. Our amended and restated certificate of incorporation authorizes us to issue 450,000,000 shares of common stock, of which 142,503,049 shares will be outstanding upon consummation of this offering. This number includes 20,125,000 shares registered and sold in our initial public offering and up to 5,400,000 shares that the selling stockholders are selling in this offering (assuming the underwriters exercise their option to acquire additional shares in full), which will be freely transferable without restriction or further registration under the Securities Act. Of the remaining shares, 81,334,261 shares, including the shares of common stock owned by the selling stockholders upon completion of this offering (assuming the underwriters exercise their option to acquire additional shares in full) and the shares of common stock owned by our directors and executive officers, will be restricted from immediate resale under the federal securities laws and in some cases by the lock-up agreements between the selling stockholders, our directors and executive officers, and the underwriters, which generally provide for a lock-up period of 60 days following the date of this prospectus supplement (unless the representatives of the underwriters waive such lock-up period), but may be sold in the near future. See "Underwriting." Following the expiration of the applicable lock-up period, all these shares of our common stock will be eligible for resale under Rule 144 of the Securities Act, subject to volume limitations and applicable holding period requirements. In addition, certain affiliates of Warburg Pincus LLC ("Warburg Pincus") will have the ability to cause us to register the resale of their shares, and Mr. Foutch will have the ability to include his shares in the registration.

We may issue shares of our common stock or other securities from time to time as consideration for future acquisitions and investments and pursuant to compensation and incentive plans. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of our common stock or other securities issued in connection with any such acquisitions and investments.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition or compensation or incentive plan), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

We are a "controlled company" within the meaning of the rules of the New York Stock Exchange ("NYSE") and, if applicable, would qualify for and could rely on exemptions from certain corporate governance requirements.

Upon the closing of this offering, Warburg Pincus will continue to control a majority of our voting common stock. As a result, we will continue to be a "controlled company" as that term is set forth in Section 303A of the NYSE Listed Company Manual. Under the NYSE rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a "controlled company" and may elect not to comply with certain NYSE corporate governance requirements, including:

•
the requirement that a majority of our board of directors consist of independent directors;

•
the requirement that our nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

•
the requirement that our compensation committee be composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities.

These requirements will not apply to us as long as we remain a "controlled company." We may utilize some or all of these exemptions in the future. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE. Warburg Pincus' significant ownership interest could adversely affect investors' perceptions of our corporate governance.

If we were to experience an ownership change, we could be limited in our ability to use net operating losses arising prior to the ownership change to offset future taxable income.

If we were to experience an "ownership change," as determined under Section 382 of the Internal Revenue Code, our ability to offset taxable income arising after the ownership change with net operating losses ("NOLs") arising prior to the ownership change would be limited, possibly substantially. An ownership change would establish an annual limitation on the amount of our pre-change NOLs we could utilize to offset our taxable income in any future taxable year to an amount generally equal to the value of our stock immediately prior to the ownership change multiplied by the long-term tax-exempt rate. Although we do not expect that the offering itself will result in an ownership change, without taking into account the effects or likelihood of future transactions in our common stock, we could be nearing the ownership change threshold upon completion of this offering. In general, an ownership change will occur if there is a cumulative increase in our ownership of more than 50 percentage points by one or more "5% shareholders" (as defined in the Internal Revenue Code) at any time during a rolling three-year period.

We may incur more taxes and certain of our projects may become uneconomic if certain federal income tax deductions currently available with respect to oil and natural gas exploration and development are eliminated as a result of future legislation.

The U.S. President's Fiscal Year 2014 Budget Proposal includes provisions that would, if enacted, eliminate certain key U.S. federal income tax preferences currently available to oil and natural gas exploration and production companies. These changes include, but are not limited to (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for certain U.S. production activities and (iv) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether any of the foregoing changes will actually be enacted or how soon any such changes could become effective. The passage of any legislation as a result of these proposals or any other similar change in U.S. federal income tax law could eliminate or postpone certain tax deductions that are currently available with respect to oil and natural gas exploration and development. Any such change could materially adversely affect our financial condition and results of operations by increasing the costs we incur which would in turn make it uneconomic to drill some locations if commodity prices are not sufficiently high, resulting in lower revenues and decreases in production and reserves.

 Use of proceeds

We expect to receive net proceeds from this offering of approximately $298 million after deducting underwriting discounts and commissions and offering expenses. We will not receive any proceeds from the sale of the shares by the selling stockholders, including the net proceeds from any exercise of the underwriters' option to acquire additional shares of common stock.

We intend to use the net proceeds from this offering to implement our planned exploration and development activities, accelerate our capital program (as appropriate), and for general corporate purposes.

Capitalization

The following table sets forth our consolidated cash position and our consolidated capitalization as of June 30, 2013:

•
on an actual basis; and

•
on an as adjusted basis giving effect to (i) the net proceeds of approximately $434 million before adjustments from the Anadarko Basin Sale and the subsequent pay-off of $395 million outstanding on our senior secured credit facility and accrued interest and fees and (ii) the completion of this offering and the application of the estimated net proceeds from this offering of $298 million, after deducting underwriting discounts and commissions and offering expenses, in the manner described in "Use of proceeds," as if the transaction had occurred on June 30, 2013.

You should read the following table in conjunction with "Use of proceeds" in this prospectus supplement, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our unaudited consolidated financial statements and the related notes included in our Quarterly Report on Form 10-Q for the period ended June 30, 2013, which is incorporated by reference into this prospectus supplement.

	As of June 30, 2013
(in thousands)	Actual	As adjusted

Cash and cash equivalents	$43,588	$373,753
Long-term debt, including current maturities
Senior secured credit facility(1)	$395,000	$—
Senior unsecured notes due 2019	$551,651	$551,651
Senior unsecured notes due 2022	$500,000	$500,000
Stockholders' equity	$875,705	$1,173,655

Total capitalization	$2,322,356	$2,225,306

(1)   As of August 9, 2013, we had no amounts outstanding under our senior secured credit facility.

 Price range of common stock

Our common stock is listed on the NYSE under the symbol "LPI". The following table sets forth the range of high and low sales prices of our common stock as reported by the NYSE:

	Price per share
	High	Low

2013
Third Quarter (through August 9, 2013)	$26.16	$19.65
Second Quarter	$21.17	$16.10
First Quarter	$19.17	$16.65
2012
Fourth Quarter	$22.37	$17.11
Third Quarter	$24.09	$21.10
Second Quarter	$26.63	$18.79
First Quarter	$26.80	$20.84
2011
Fourth Quarter(1)	$22.31	$17.25

(1)   Represents the period from December 15, 2011, the date on which our common stock began trading on the NYSE, through December 31, 2011.

On August 12, 2013, the last sale price of our common stock, as reported on the NYSE, was $24.35 per share.

As of August 5, 2013, there were approximately 42 holders of record of our common stock. The number of record holders does not include holders of shares in "street name" or persons, partnerships, associations, corporations or other entities identified in security position listings maintained by depositories.

Dividend policy

We have not declared or paid cash dividends to holders of our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently intend to retain our future earnings, if any, to support the growth and development of our business. The payment of future cash dividends, if any, will be at the discretion of our board of directors and will depend upon, among other things, our financial condition, results of operations, capital requirements and development expenditures, future business prospects and any restrictions imposed by future debt instruments. In addition, our senior secured credit facility and the indentures governing our senior unsecured notes prohibit us from paying cash dividends.

Selling Stockholders

The table below presents information regarding certain stockholders (collectively, the "selling stockholders") and the shares that the selling stockholders are offering under this prospectus supplement. Unless otherwise indicated, beneficial ownership is calculated based on 129,503,049 shares of our common stock outstanding as of August 5, 2013. The number of shares in the column "Number of shares offered" represents all of the shares that the selling stockholders are offering under this prospectus supplement. The column "Shares beneficially owned after offering" reflects the beneficial ownership of the selling stockholders after giving effect to this offering. The column "Shares beneficially owned after offering (assuming full exercise of the underwriters' option to purchase additional shares)" reflects the beneficial ownership of the selling stockholders after giving effect to this offering assuming the full exercise of the underwriters' option to purchase up to an additional 2,400,000 shares of our common stock from the Warburg Pincus funds identified herein. The information presented below is based solely on information provided by the selling stockholders.

Warburg Pincus owns a majority of our common stock. Randy A. Foutch is our founder and has served as our Chairman and Chief Executive Officer since that time. John E. Minton has been our Senior Vice President—Reservoir Engineering since September 2009. For more information of the material relationships between the selling stockholders and us, please see "Executive Compensation" and "Transactions with Related Persons" in our proxy statement on Schedule 14A for our 2013 annual meeting of stockholders, which is incorporated by reference herein. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

The number of shares and percentages of beneficial ownership after this offering set forth below are based on the number of shares of our common stock outstanding immediately after the consummation of this offering. Except for the numbers of shares and percentages of beneficial ownership set forth in the column "Shares beneficially owned after offering (assuming full exercise of the underwriters' option to purchase additional shares)", all of the information set forth in the table below assumes no exercise of the underwriters' option to purchase additional shares of common stock.

The address of each selling stockholder is c/o Laredo Petroleum Holdings, Inc., 15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma 74119, unless otherwise indicated.

						Shares beneficially owned after offering (assuming full exercise of the underwriters' option to purchase additional shares)
	Shares beneficially owned prior to offering			Shares beneficially owned after offering
			Number of shares offered
Selling stockholder	Number	Percentage		Number	Percentage	Number	Percentage

Warburg Pincus Private Equity IX, L.P.(1)	66,977,479	51.7%	2,304,513	64,672,966	45.4%	62,759,184	44.0%
Warburg Pincus Private Equity X O&G, L.P.(1)	17,016,375	13.1%	585,487	16,430,888	11.5%	15,944,670	11.2%
Foutch Family Trusts(2)(3)	400,148	0.3%	20,000	380,148	0.3%	380,148	0.3%
Lariat Ranch, LLC(3)(4)	530,119	0.4%	80,000	450,119	0.3%	450,119	0.3%
John E. Minton	104,648	0.1%	10,000	94,648	0.1%	94,648	0.1%

(1)   The stockholders are Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership ("WP IX"), together with an affiliated partnership, and Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership ("WP O&G"), together with an affiliated partnership. Prior to the offering, the total number of shares owned by WP IX includes 3,064,551 shares of common stock owned by WP IX Finance LP, an affiliated Delaware limited partnership ("WP IX Finance"), or 2.4% of the common stock outstanding, and the total number of shares owned by WP O&G includes 528,427 shares of common stock owned by Warburg Pincus X Partners, L.P., an affiliated Delaware limited partnership ("WP X Partners"), or less than 1% of the common stock outstanding. After the offering, the total number of shares owned by WP IX includes 760,038 shares of common stock owned by WP IX Finance, or less than 1% of the common stock outstanding, and the total number of shares owned by WP O&G includes 510,277 shares of common stock owned by WP X Partners, or less than 1% of the common stock outstanding. Warburg Pincus IX, LLC, a New York limited liability company ("WPIX LLC"), an indirect subsidiary of Warburg Pincus & Co., a New York general partnership ("WP"), is the general partner of WP IX. Warburg Pincus X, L.P., a Delaware limited partnership ("WP X GP"), is the general partner of the WP O&G. Warburg Pincus X LLC, a Delaware limited liability company ("WP X LLC"), is the general partner of WP X GP. Warburg Pincus Partners LLC, a New York limited liability company ("WP Partners"), is the sole member of each of WPIX LLC and WP X LLC. WP is the managing member of WP Partners. Warburg Pincus LLC, a New York limited liability company ("WP LLC"), manages WP IX and WP O&G. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares of common stock held by the Warburg Pincus entities. In addition, two of our directors, Peter Kagan and James Levy, also each serve as a Partner of WP and as a Managing Director and Member of WP LLC. Messrs. Kagan and Levy disclaim beneficial ownership of all shares of common stock held by the Warburg Pincus entities. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017. Randy A. Foutch, our Chief Executive Officer and Chairman of the board of directors, is a limited partner of certain affiliates of Warburg Pincus.

(2)   Shares beneficially owned are held equally among four trusts of the Foutch family (collectively, the "Foutch Family Trusts"). Mr. Foutch has sole voting and investment power over each of the Foutch Family Trusts. Mr. Foutch disclaims beneficial ownership of the shares of the common stock held by each of the Foutch Family Trusts, except to the extent that he has a pecuniary interest in such shares. Each of the Foutch Family Trusts is selling 5,000 shares of common stock in this offering.

(3)   Upon the consummation of this offering, Mr. Foutch will own 1,388,217 shares of common stock, representing 1.0% of the common stock outstanding. These shares include (i) 380,148 shares held equally by the Foutch Family Trusts, (ii) 500 shares held by Mr. Foutch's daughter and (iii) 450,119 shares held by Lariat Ranch, LLC, of which Mr. Foutch disclaims beneficial ownership, except to the extent that he has a pecuniary interest in such shares.

(4)   Mr. Foutch owns approximately 80% of the outstanding equity of Lariat Ranch, LLC over which he has sole voting and investment power. Mr. Foutch disclaims beneficial ownership of the shares of the common stock held by Lariat Ranch, LLC, except to the extent that he has a pecuniary interest in such shares.

Certain U.S. federal income tax considerations for
non-U.S. holders of shares of our common stock

Introduction

The following is a discussion of certain U.S. federal income tax considerations applicable to Non-U.S. Holders (as defined below) arising from the acquisition, ownership and disposition of shares of our common stock. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a Non-U.S. Holder as a result of the acquisition, ownership and disposition of shares of our common stock. In addition, this summary does not take into account the individual facts and circumstances of any particular Non-U.S. Holder that may affect the U.S. federal income tax considerations applicable to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any Non-U.S. Holder. Moreover, this summary is not binding on the Internal Revenue Service (the "IRS") or the U.S. courts, and no assurance can be provided that the conclusions reached in this summary will not be challenged by the IRS or will be sustained by a U.S. court if so challenged. We have not requested, and we do not intend to request, a ruling from the IRS or an opinion from U.S. legal counsel regarding any of the U.S. federal income or other tax considerations of the acquisition, ownership and disposition of shares of our common stock. Each Non-U.S. Holder should consult its own tax advisor regarding the acquisition, ownership and disposition of shares of our common stock.

Scope of this disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (final, temporary, and proposed), U.S. court decisions, published IRS rulings and published administrative positions of the IRS, that are applicable and, in each case, as in effect and available, as of the date of this prospectus supplement. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis and could affect the U.S. federal income tax considerations described in this summary.

Non-U.S. holders

For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of shares of our common stock that is not a partnership or other entity classified as a partnership for U.S. federal income tax purposes and that is not: (a) an individual who is a citizen or resident of the U.S., (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S. or any state in the U.S., including the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

Non-U.S. holders subject to special U.S. federal income tax rules not addressed

This summary does not address the U.S. federal income tax considerations of the acquisition, ownership and disposition of shares of our common stock by Non-U.S. Holders that are subject to special provisions under the Code, including the following Non-U.S. Holders: (a) Non-U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) Non-U.S. Holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies or that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (c) Non-U.S. Holders that have a "functional currency" other than the U.S. dollar; (d) Non-U.S. Holders that own shares of our common stock as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (e) Non-U.S. Holders that acquire shares of our common stock in connection with the exercise of employee stock options or otherwise as compensation for services; (f) Non-U.S. Holders that hold shares of our common stock other than as a capital asset within the meaning of Section 1221 of the Code; (g) Non-U.S. Holders who are U.S. expatriates or former long term residents of the United States; and (h) Non-U.S. Holders that own, directly, indirectly, or by attribution, 5% or more, by voting power or value, of the outstanding shares of our common stock. Non-U.S. Holders that are subject to special provisions under the Code, including but not limited to Non-U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and foreign tax and other tax considerations of the acquisition, ownership and disposition of shares of our common stock.

If a partnership or other entity that is classified as partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax considerations to such partnership and the partners of such partnership generally will depend on the activities of the partnership and the status of such partners (or owners). Partnerships or other entities that are classified as partnerships for U.S. federal income tax purposes and their owners should consult their own tax advisors regarding the U.S. federal income tax considerations of the acquisition, ownership and disposition of shares of our common stock.

Tax considerations other than U.S. federal income tax considerations not addressed

This summary does not address any state, local, alternative minimum, estate and gift, foreign, or other tax considerations other than U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in connection with the acquisition, ownership and disposition of shares of our common stock. Each Non-U.S. Holder should consult its own tax advisors regarding any state, local, estate and gift, foreign, and any other tax considerations that may be relevant to such holder in connection with the acquisition, ownership and disposition of shares of our common stock.

Dividends

In general, if distributions with respect to shares of our common stock are made, such distributions would be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current or accumulated earnings and profits will first be applied to reduce the Non-U.S. Holder's basis in shares of our common stock, and, to the extent such portion exceeds the

Non-U.S. Holder's basis, the excess will be treated as gain from the disposition of shares of our common stock, the tax treatment of which is discussed below under the heading "Gain on sale or other disposition of shares of our common stock."

Generally, dividends paid in respect of shares of our common stock to a Non-U.S. Holder will be subject to U.S. withholding tax at a 30% rate, subject to the two following exceptions:

•
Dividends effectively connected with a trade or business of a Non-U.S. Holder within the U.S. generally will not be subject to withholding if the Non-U.S. Holder complies with applicable IRS certification and disclosure requirements and generally will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates (in the same manner as a U.S. person) on its U.S. trade or business income. In the case of a Non-U.S. Holder that is a corporation, such effectively connected income also may be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

•
The withholding tax might not apply, or might apply at a reduced rate, under the terms of an applicable tax treaty. Under Treasury Regulations, to obtain a reduced rate of withholding under a tax treaty, a Non-U.S. Holder generally will be required to satisfy applicable certification and other requirements. A Non-U.S. Holder of shares of our common stock eligible for a reduced rate of U.S. withholding tax may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on sale or other disposition of shares of our common stock

Except as described in the discussion below under the heading "Information Reporting; Backup Withholding Tax," a Non-U.S. Holder generally will not be subject to U.S. federal income tax, including withholding tax, in connection with the receipt of proceeds from the sale, exchange, or other taxable disposition of shares of our common stock, unless:

•
the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States and, if subject to an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.;

•
in the case of an individual, the Non-U.S. Holder has been present in the U.S. for at least 183 days or more in the taxable year of disposition (and certain other conditions are satisfied); or

•
we are or have been a "U.S. real property holding corporation" ("USRPHC"), for U.S. federal income tax purposes (that is, a domestic corporation whose trade or business and real property assets consist primarily of "U.S. real property interests") at any time during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder's holding period for its shares of our common stock and, if shares of our common stock are "regularly traded on an established securities market," the Non-U .S. Holder held, directly or indirectly, at any time during such period, more than 5% of the issued and outstanding common stock.

Income that is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Holder generally will be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. Holder. In addition, if such Non-U.S. Holder is a corporation, such gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

If an individual Non-U.S. Holder is present in the U.S. for at least 183 days during the taxable year of disposition, the Non-U.S. Holder may be subject to a flat 30% tax on any U.S.-source gain derived from the sale, exchange, or other taxable disposition of shares of our common stock (other than gain effectively connected with a U.S. trade or business), which may be offset by U.S.-source capital losses.

It is likely that we are a USRPHC. As a result, any gain recognized by a Non-U.S. Holder on the sale, exchange, or other taxable disposition of our common stock may be subject to U.S. federal income tax in the same manner as gain recognized by a U.S. Holder ("FIRPTA Tax"). In addition, a Non-US. Holder may under certain circumstances be subject to withholding in an amount equal to 10% of the gross proceeds on the sale or disposition; if the Non-U.S. Holder files a U.S. federal income tax return, any amounts so withheld will generally be credited against, and refunded to the extent in excess of, any FIRPTA Tax such Non-U.S. Holder owes.

However, so long as our common stock is considered to be "regularly traded on an established securities market" ("regularly traded") at any time during the calendar year, a Non-U.S. Holder generally will not be subject to FIRPTA Tax on any gain recognized on the sale or other disposition of our common stock unless the Non-U.S. Holder owned (actually or constructively) shares of our common stock with a fair market value of more than 5% of the total fair market value of our common stock at any time during the applicable period described in the third bullet point above. No withholding is required under these rules upon a sale or other taxable disposition of our common stock if it is considered to be regularly traded. If, on the other hand, our common stock is not considered to be regularly traded, you would be subject to FIRPTA Tax on any gain recognized on your sale or other taxable disposition of our common stock, and withholding on the gross proceeds thereof, regardless of your percentage ownership of our common stock.

Recent law changes affecting U.S. federal income tax withholding

Recently enacted legislation and administrative guidance will require withholding at a rate of 30% on dividends paid on or after July 1, 2014 and gross proceeds from the sale of shares of our common stock paid on or after January 1, 2017 to certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to, among other things, report, on an annual basis, information with respect to accounts with or shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, and to withhold on payments made to certain account holders. Accordingly, the entity through which shares of our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, shares of our common stock held by an investor that is a non-financial foreign entity will be subject to withholding at a rate of 30% if such entity or another non-financial foreign entity is the beneficial owner of the payment, unless, among other things, the beneficial owner or the payee either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the Secretary of the Treasury. Non-U.S. Holders are

encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in shares of our common stock.

Information reporting and backup withholding tax

A Non-U.S. Holder generally will not be subject to information reporting or backup withholding with respect to payments of dividends on, or gross proceeds from the disposition of, shares of our common stock that are made within the United States or though certain U.S.-related financial intermediaries, provided that the Non-U.S. Holder certifies as to its foreign status or otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a Non-U.S. Holder's U.S. federal income tax liability, and a Non-U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them in their particular circumstances.

Certain ERISA considerations

There are certain considerations to be made in connection with the purchase of the common stock by (1) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, (2) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, which similar provisions are collectively referred to herein as Similar Laws, and (3) entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement, each (1), (2), and (3), a Plan.

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code, which Plan is referred to herein as an ERISA Plan, and prohibit certain transactions involving the assets of an ERISA Plan with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Underwriting

We and the selling stockholders are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and Goldman, Sachs & Co. are acting as book-running managers of the offering and as representatives of the underwriters. We and the selling stockholders have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we and the selling stockholders have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares

J.P. Morgan Securities LLC	4,160,000
Goldman, Sachs & Co.	3,840,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,400,000
Wells Fargo Securities, LLC	1,400,000
BMO Capital Markets Corp.	800,000
Barclays Capital Inc	560,000
Capital One Securities, Inc.	560,000
Citigroup Global Markets Inc	560,000
Credit Suisse Securities (USA) LLC	560,000
BB&T Capital Markets, a division of BB&T Securities, LLC	240,000
BOSC, Inc	240,000
Comerica Securities, Inc.	240,000
BBVA Securities Inc	240,000
ING Financial Markets LLC	240,000
Mitsubishi UFJ Securities (USA), Inc.	240,000
Scotia Capital (USA) Inc.	240,000
SunTrust Robinson Humphrey, Inc	240,000
SG Americas Securities, LLC	240,000

Total	16,000,000

The underwriters are committed to purchase all the common stock offered by us and the selling stockholders if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.4632 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters. The representatives have advised us that the underwriters do not intend to confirm discretionary sales in excess of 5% of the common stock offered in this offering. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

The underwriters have an option to buy up to 2,400,000 additional shares of common stock from certain of the selling stockholders to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to acquire additional shares of common stock. If any shares are purchased pursuant to the underwriters' option to acquire additional shares of common stock, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us and the selling stockholders per share of common stock. The underwriting fee is $0.7719 per share. The following table shows the per share and total underwriting discount to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of common stock.

	Without exercise of option to purchase additional shares	With full exercise of option to purchase additional shares

Per share	$0.7719	$0.7719
Total	$12,350,400	$14,202,960

A prospectus supplement and the accompanying base prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, or filing, or (2) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co. for a period of 60 days after the date of this prospectus supplement, other than the shares of our common stock to be sold hereunder and any shares of our common stock issued for awards or upon the exercise of options granted under our management incentive plans. There are no agreements or other intentions, either tacit or explicit, regarding the possible early release of any common stock subject to the lock-up provisions.

Notwithstanding the foregoing, if (A) during the last 17 days of the 60-day restricted period, we issue an earnings release or material news or a material event relating to Laredo occurs; or (B) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 16-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The selling stockholders, certain affiliates of Warburg Pincus and each of our other executive officers and directors have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co. (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such selling stockholders, directors, executive officers, managers, and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, in each case except pursuant to the underwriting agreement described above. The lock-up agreements will not restrict the transfer of common stock as bona fide gifts, transfer by will or the laws of intestacy, transfers to family members (including to vehicles of which they are beneficial owners), transfers pursuant to domestic relations or court orders, or (in the case of corporations or other entities) transfers to affiliates, in each case so long as the transferee agrees to be bound by the restrictions in the lock-up agreements. Notwithstanding the foregoing, if (A) during the last 17 days of the 60-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (B) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We estimate that the total expenses of this offering to us, including registration, filing and listing fees, printing fees, and legal and accounting expenses, but excluding the underwriting discount, will be approximately $766,000. We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act. The selling stockholders have also agreed that they will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute payments that the underwriters may be required to make for these liabilities, in each case as set forth in the underwriting agreement up to the gross proceeds received by the selling stockholders from this offering.

Our shares of common stock are listed for trading on the NYSE under the symbol "LPI."

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common stock to the public, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the shares of our common stock by the selling stockholders.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' option to acquire additional shares of common stock referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to acquire additional shares of common stock, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to acquire additional shares of common stock. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (1) persons who are outside the United Kingdom or (2) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which we refer to as the Order, or (3) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, all such persons together we refer to as relevant persons. The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, which we refer to as a Relevant Member State, from and including the date on which the European Union Prospectus Directive, or the EU Prospectus Directive, is implemented in that Relevant Member State, which we refer to this date as the Relevant Implementation Date, an offer of securities described in this prospectus supplement may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•
to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•
to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running managers for any such offer; or

•
in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying base prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, Laredo, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act. The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, including as lenders under our senior credit facility, financial advisory, investment banking and other services for us and such affiliates for which they have received and may continue to receive customary fees and commissions. Certain of the underwriters acted as initial purchasers in Laredo Petroleum, Inc.'s April 2012 offering of $500 million aggregate principal amount of 2022 senior unsecured notes. J.P. Morgan Securities LLC and Goldman, Sachs & Co. acted as representatives of the underwriters in connection with the October 2012 offering by Warburg Pincus of Laredo Petroleum Holdings, Inc. common stock.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

 Legal matters

Certain legal matters in connection with this offering will be passed upon for us by Kenneth E. Dornblaser, our Senior Vice President and General Counsel. Mr. Dornblaser beneficially owns 39,644 shares of common stock (which includes shares issuable upon currently exercisable options). The validity of our common stock offered by this prospectus supplement will be passed upon for us by Akin Gump Strauss Hauer & Feld, LLP, Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Andrews Kurth LLP, Houston, Texas.

Experts

The consolidated financial statements of Laredo Petroleum Holdings, Inc. and subsidiaries as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 and management's assessment of the effectiveness of internal control over financial reporting included in Laredo's Annual Report on Form 10-K which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The estimates of our proved reserves included in or incorporated into this prospectus supplement by reference are based on a reserve report prepared by Ryder Scott Company, L.P., independent petroleum engineers. These estimates are so included or incorporated by reference in reliance upon the authority of the firm as experts in these matters.

PROSPECTUS

LAREDO PETROLEUM HOLDINGS, INC.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Guarantees of Debt Securities

LAREDO PETROLEUM, INC.
Senior Debt Securities
Subordinated Debt Securities
Warrants

        Laredo Petroleum Holdings, Inc. may, from time to time, offer and sell common stock, preferred stock, depositary shares and warrants. Laredo Petroleum, Inc. may, from time to time, offer and sell senior and subordinated debt securities and warrants and Laredo Petroleum Holdings, Inc. and one or more of its existing and future subsidiaries (other than Laredo Petroleum, Inc.), may fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities to be offered in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Laredo Petroleum Holdings, Inc.'s common stock is listed on the New York Stock Exchange under the symbol "LPI."

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Investing in our Securities involves risk. You should carefully read the information under the heading "Risk Factors" on page 5 of this prospectus and the risk factors contained in any applicable prospectus supplement before making a decision to purchase our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 22, 2013.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus, or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time and delivery of this prospectus or any sale of any security.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements can generally be identified by the use of forward-looking terminology such as "could," "believe," "anticipate," "intend," "estimate," "expect," "project," "may," "will," "should," "plan," "predict," "potential," "foresee," "goal," "pursue," "target," "continue," "suggest" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business and could impact our business in the future are:

  •
  the ongoing instability and uncertainty in the U.S. and international financial and consumer markets that is adversely affecting the liquidity available to us and our customers and is adversely affecting the demand for commodities, including oil and natural gas;

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  volatility of oil and natural gas prices;

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  the possible introduction of regulations that prohibit or restrict our ability to apply hydraulic fracturing to our oil and natural gas wells;

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  discovery, estimation, development and replacement of oil and natural gas reserves, including our expectations that estimates of our proved reserves will increase;

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  competition in the oil and natural gas industry;

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  availability and costs of drilling and production equipment, labor, and oil and natural gas processing and other services;

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  drilling and operating risks, including risks related to hydraulic fracturing activities;

  •
  risks related to the geographic concentration of our assets;

  •
  changes in domestic and global demand for oil and natural gas;

  •
  the availability of sufficient pipeline and transportation facilities and gathering and processing capacity;

  •
  uncertainties about the estimates of our oil and natural gas reserves;

  •
  changes in the regulatory environment and changes in international, legal, political, administrative or economic conditions;

  •
  successful results from our identified drilling locations;

  •
  our ability to execute our strategies, including, but not limited to, our hedging strategies;

  •
  our ability to recruit and retain the qualified personnel necessary to operate our business;

  •
  our ability to comply with federal, state and local regulatory requirements;

  •
  evolving industry standards and adverse changes in global economic, political and other conditions;

  •
  restrictions contained in our debt agreements, including our senior secured credit facility and the indentures governing our senior unsecured notes, as well as debt that could be incurred in the future;

  •
  our ability to access additional borrowing capacity under our senior secured credit facility or other means of providing liquidity; and

  •
  our ability to generate sufficient cash to service our indebtedness and to generate future profits.

        These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, in any accompanying prospectus supplement and in other filings made by us from time to time with the Securities and Exchange Commission ("SEC") or in materials incorporated herein or therein. In light of such risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements.

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of natural gas that are ultimately recovered.

        These forward-looking statements speak only as of the date of this prospectus, and we do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by applicable securities laws.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

        In this prospectus, the "Company," "Laredo," "we," "us," "our" and similar terms refer to Laredo Petroleum Holdings, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. We also make available on our internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is www.laredopetro.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information we file later with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below, which we filed with the SEC under the Exchange Act:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2012; and

  •
  The description of our common stock contained in our Form 8-A filed on December 13, 2011, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

        In addition, we incorporate by reference in this prospectus any future filings made by the Company with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Laredo Petroleum Holdings, Inc.
Attention: Investor Relations
15 W. Sixth Street, Suite 1800
Tulsa, Oklahoma 74119
(918) 513-4570

 LAREDO PETROLEUM HOLDINGS, INC. AND LAREDO PETROLEUM, INC.

        We are an independent energy company focused on the exploration, development and acquisition of oil and natural gas primarily in the Permian and Mid-Continent regions of the United States. On December 19, 2011, Laredo Petroleum Holdings, Inc. completed its initial public offering of common stock. Its common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "LPI."

        Laredo Petroleum Holdings, Inc. is a holding company and we conduct our operations through Laredo Petroleum, Inc., a wholly-owned subsidiary of Laredo Petroleum Holdings, Inc., and through Laredo Petroleum, Inc.'s subsidiaries. Laredo Petroleum, Inc. will be the issuer of any debt securities covered by this prospectus, which Laredo Petroleum Holdings, Inc. and its other subsidiaries may guarantee.

        Our executive offices are located at 15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma 74119, and our telephone number is (918) 513-4570. Our website is www.laredopetro.com. Information on our website is not part of this prospectus.

ABOUT THE SUBSIDIARY GUARANTORS

        Our subsidiaries (other than Laredo Petroleum, Inc.) may jointly and severally, fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries, if any, is included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

        Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected.

USE OF PROCEEDS

        Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include repayment or refinancing of borrowings, working capital, capital expenditures, investments and acquisitions. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

 RATIOS OF EARNINGS TO FIXED CHARGES

        The following table presents our ratios of earnings to fixed charges for the periods presented.

	For the years ended December 31,
	2012	2011	2010	2009		2008
Ratio of earnings to fixed charges(1)	2.1x	4.2x	4.2x	—	(2)	—	(2)

(1)
For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of pre-tax income (loss) plus fixed charges less interest capitalized and "fixed charges" represents interest incurred, amortization of deferred debt offering costs and that portion of rental expense on operating leases deemed to be the equivalent of interest. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we have no preferred stock outstanding as of the date of this prospectus.

(2)
Due to our net operating losses for each of the years ended December 31, 2009 and 2008, the respective ratios of coverage were less than 1:1. To achieve the ratio coverage of 1:1, we would have needed additional earnings of approximately $258.5 million and $245.8 million, respectively.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

        Laredo Petroleum, Inc. may issue debt securities in one or more series. When used in this Description of Debt Securities and Guarantees section, unless we state otherwise or the context clearly indicates otherwise, references to "the Company," "Laredo," "we," "us" and "our" refer to Laredo Petroleum, Inc.

        We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you will be one of our unsecured creditors.

        The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

        The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior debt," as defined in the indenture with respect to such subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of the then most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt or other indebtedness.

        When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

        The debt securities may have the benefit of guarantees (each, a "guarantee") by Laredo Petroleum Holdings, Inc. and one or more of its existing or future subsidiaries (other than Laredo Petroleum, Inc.) (each, a "guarantor") specified in the prospectus supplement for the series of such debt securities. If a guarantor issues guarantees, the guarantees will be unsecured and, if guaranteeing senior debt securities, unsubordinated or, if guaranteeing subordinated debt securities, subordinated obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term "guaranteed debt securities" means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

        The debt indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part. See "Where You Can Find More Information" in this prospectus for information on how to obtain copies of them.

        This section and your prospectus supplement summarize material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security and any applicable guarantees.

Indentures

        The senior debt securities and subordinated debt securities are each governed by a document called an indenture. Each indenture is a contract between us and a trustee to be named prior to the issuance of debt securities thereunder. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities.

        The trustee under each indenture has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "—Default, Remedies and Waiver of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

        When we refer to "the indenture" or "the trustee" with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

        We may issue as many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your series, whether it is a series of the senior debt securities or the subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.

        As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus with respect to your debt security, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        When we refer to "debt securities" or a "series of debt securities," we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to "your prospectus supplement," we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

        Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.

        The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

        Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

        The term "stated maturity" with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption, acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

        We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

        Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

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  the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

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  any limit on the total principal amount of the debt securities of the same series;

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  the stated maturity;

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  the currency or currencies for principal and interest, if not U.S. dollars;

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  the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

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  whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

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  if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

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  if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

  •
  if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

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  if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

  •
  if your debt security is also an original issue discount debt security, the yield to maturity;

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  if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

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  the authorized denominations, if other than $2,000 and integral multiples of $1,000;

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  the depositary for your debt security, if other than The Depository Trust Company ("DTC"), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

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  if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

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  whether your debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

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  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

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  any other terms of your debt security and any guarantees of your debt security, which could be different from those described in this prospectus.

Governing Law

        The indentures and the debt securities (and any guarantees thereof) will be governed by New York law.

Form of Debt Securities

        We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to "holders" in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

        Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

        Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

        Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by

DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

        We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

        Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

        A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

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  we notify the trustee that we wish to terminate that global security.

        Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

        Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

        We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and NYSE Amex Equities. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Investors may hold interests in the debt securities outside the U.S. through the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream") if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

        Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. We believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, the Euroclear Operator, the Cooperative, Euroclear's system, Clearstream and Clearstream's system has been obtained are reliable, but neither we, any underwriters nor the trustee takes any responsibility for the accuracy of the information.

        Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds. Secondary market trading between Euroclear Participants and/or Clearstream Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants or Clearstream Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear Participant or a Clearstream Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Redemption or Repayment

        If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement.

        We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

        We are generally permitted under the indentures to merge or consolidate with another corporation or other entity. We are also permitted under the indentures to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met:

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  If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, limited liability company, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.

  •
  Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "—Default, Remedies and Waiver of Default."

        If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell all or substantially all our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

        The successor entity will be substituted for the Company with respect to the debt securities of any series and under the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, the Company will be relieved from any further obligations and covenants under the indenture.

Subordination Provisions

        Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

        The subordinated debt indenture defines "senior debt" as:

  •
  our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

  •
  any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

        Notwithstanding the foregoing, "senior debt" will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

        We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

        The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

  •
  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

  •
  (a) in the event and during the continuation of any default in the payment of principal of and any premium and interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

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  in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

        The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

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  we will be discharged from our obligations with respect to the debt securities of such series and all obligations of any guarantors of such debt securities will also be discharged with respect to the guarantees of such debt securities ("legal defeasance"); or

  •
  we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us ("covenant defeasance").

        If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal of and any premium and interest on the applicable series of debt securities will also survive.

        We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

        Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the trustee and without the consent of the holders of any debt securities.

        In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

  •
  deliver all outstanding debt securities of that series to the trustee for cancellation; or

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  all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

No Personal Liability

        No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited), unitholder or stockholder of the Company or any guarantor, as such, will have any liability for any obligations of us or any guarantor, respectively, under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities and any guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

Default, Remedies and Waiver of Default

        You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Events of Default

        Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

  •
  we do not pay the principal of and any premium on any debt security of that series on the due date;

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  we do not pay interest on any debt security of that series within 30 days after the due date;

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  we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

  •
  we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach, which notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

  •
  we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur;

  •
  if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or the Company, not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or the debt securities of that series; or

  •
  if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

        We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies if an Event of Default Occurs

        If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "—Subordination Provisions."

        Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

        Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

        If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

        Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

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  the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

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  the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

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  the trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

        You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity (or, if your debt security is redeemable, on or after its redemption date).

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

        The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security.

Annual Information about Defaults to the Trustee

        We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the applicable indenture.

Modifications and Waivers

        There are four types of changes we can make to either indenture and the debt securities or series of debt securities or any guarantees thereof issued under that indenture.

Changes Requiring Each Holder's Approval

        First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the applicable debt indenture, including, among others:

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  changing the stated maturity for any principal or interest payment on a debt security;

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  reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

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  permitting redemption of a debt security if not previously permitted;

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  impairing any right a holder may have to require purchase of its debt security;

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  impairing any right that a holder of a convertible debt security may have to convert the debt security;

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  changing the currency of any payment on a debt security;

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  changing the place of payment on a debt security;

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  impairing a holder's right to sue for payment of any amount due on its debt security;

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  releasing any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the indenture;

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  reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the applicable indenture or to waive defaults; and

  •
  changing the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

        The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to reflect the addition of, succession to or release of any guarantor of guaranteed debt securities otherwise permitted under the indenture. We may also make changes to conform the text of the applicable indenture or any debt securities or guarantees to any provision of the "Description of Debt Securities and Guarantees" in this prospectus or the comparable section in your prospectus supplement, to the extent such provision was intended to be a verbatim recitation of a provision of such indenture or debt securities or guarantees.

Modification of Subordination Provisions

        We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

        Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

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  If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

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  If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

        The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under "—Mergers and Similar Transactions." If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "—Changes Requiring Each Holder's Approval," unless that holder approves the waiver.

        We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (a) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (b) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

        Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption, for which money has been set aside in trust, are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

        In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

        If any debt securities cease to be issued in registered global form, they will be issued:

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  only in fully registered form;

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  without interest coupons; and

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  unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000.

        Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement and the supplemental indenture with respect to your debt securities provide for such exchange.

        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

        If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

        If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole holder of the debt security.

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not yet issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

        We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

        We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants.

        We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

        Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Guarantees

        The debt securities of any series may be guaranteed by Laredo Petroleum Holdings, Inc. and one or more of our subsidiaries. However, the applicable indenture governing the debt securities will not require that Laredo Petroleum Holdings, Inc. or any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors of any series of guaranteed debt securities to differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally guarantee, on a joint and several basis with each other guarantor, the due and punctual payment of the principal of, and premium, if any, and interest on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

        Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor's obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

        Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, (x) if the transferee is not an affiliate of the Company, such guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than the Company or another guarantor) will assume the guarantor's obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.

        The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

        If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by Laredo Petroleum Holdings, Inc. and any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.

        Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor's secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.

        If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by Laredo Petroleum Holdings, Inc. and any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor's existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See "—Subordination Provisions" above.

Paying Agents

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

        The prospectus supplement for your debt security will describe any material relationships we may have with the trustee with respect to that debt security.

        The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF CAPITAL STOCK

        The following discussion is a summary of the terms of our capital stock as contained in our amended and restated certificate of incorporation, and our amended and restated bylaws and does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law, to our amended and restated certificate of incorporation and to our amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

        Our authorized capital stock consists of 450,000,000 shares of common stock, $0.01 par value per share, of which 129,351,818 shares were issued and outstanding as of March 18, 2013, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were issued and outstanding as of March 18, 2013.

Common Stock

        Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware, or DGCL. Subject to preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

        Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: (i) acquisition of us by means of a tender offer, a proxy contest or otherwise and (ii) removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Among other things, our amended and restated certificate of incorporation and amended and restated bylaws provide:

  •
  advance notice procedures with regard to stockholder nomination of candidates for election as directors or proposals of business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder nominations or proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 45 days nor more than 75 days prior to the first anniversary date of the date on which we first mailed our proxy materials for the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may make it more difficult for stockholders to bring matters before the stockholders at an annual or special meeting;

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  our board of directors the ability to establish the terms of undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Laredo;

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  that at such time as Warburg Pincus no longer beneficially owns more than 50% of our outstanding common stock, our board of directors will be divided into three classes with each class serving staggered three year terms;

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  that the authorized number of directors may be changed only by resolution of our board of directors;

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  that all vacancies, including newly created directorships, shall, except as otherwise required by law or by resolution of the board of directors and subject to the rights of the holders of any series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  that at such time as Warburg Pincus no longer beneficially owns more than 50% of our outstanding common stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

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  that certain provisions of our amended and restated certificate of incorporation may be amended only with the affirmative vote of the holders of at least 75% of our then outstanding common stock;

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  that our amended and restated bylaws may be amended by the affirmative vote of the holders of at least 75% of our then outstanding common stock or our board of directors; and

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  that special meetings of our stockholders may only be called by the board of directors.

Delaware Law

        We are subject to the provisions of Section 203 of the DGCL, which regulates corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the business combination or transaction in which the person became interested is approved by the board of directors before the date the interested stockholder attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced other than, for purposes of determining the voting stock outstanding (but not the outstanding stock owned by the interested stockholder), shares owned by persons who are directors and also officers of Laredo and by certain employee stock plans;

  •
  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder;

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  certain mergers or consolidations involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons. Affiliates of Warburg Pincus LLC ("Warburg Pincus") owned their equity in us at the time we completed our corporate reorganization in December 2011 in connection with our initial public offering, and, therefore, Warburg Pincus is not subject to the restrictions of Section 203.

Limitation of Liability and Indemnification Matters

        Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for the following liabilities that cannot be eliminated under the DGCL:

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  for any breach of their duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  for an unlawful payment of dividends or an unlawful stock purchase or redemption, as provided under Section 174 of the DGCL; or

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  for any transaction from which the director derived an improper personal benefit.

        Any amendment or repeal of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment or repeal.

        Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law; provided that we shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. Our amended and restated bylaws also explicitly authorize us to purchase insurance to protect any of our officers, directors, employees or agents or any person who is or was serving at our request as an officer, director, employee or agent of another enterprise for any expense, liability or loss, regardless of whether Delaware law would permit indemnification.

        We have entered into indemnification agreements with each of our directors and officers. The agreements provide that we will indemnify and hold harmless each indemnitee for certain expenses to the fullest extent permitted or authorized by law, including the DGCL, in effect on the date of the agreement or as it may be amended to provide more advantageous rights to the indemnitee. If such indemnification is unavailable as a result of a court decision and if we and the indemnitee are jointly liable in the proceeding, we will contribute funds to the indemnitee for his expenses in proportion to relative benefit and fault of us and indemnitee in the transaction giving rise to the proceeding. The indemnification agreements also provide that we will indemnify the indemnitee for monetary damages for actions taken as our director or officer or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. The indemnification agreements also provide that we must advance payment of certain expenses to the indemnitee, including fees of counsel, subject to receipt of an undertaking from the indemnitee to return such advance if it is it is ultimately determined that the indemnitee is not entitled to indemnification.

        We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Corporate Opportunity

        Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, we renounce any interest or expectancy in any business opportunity, transaction or other matter in which Warburg Pincus or any private fund that it manages or advises, any of their respective officers, directors, partners and employees, and any portfolio company in which such entities or persons have an equity interest (other than us and our subsidiaries) (each a "specified party") participates or desires or seeks to participate in and that involves any aspect of the energy business or industry, unless any such business opportunity, transaction or matter is offered in writing solely to

(i) one of our directors or officers who is not also a specified party, or (ii) a specified party who is one of our directors, officers or employees and is offered such opportunity solely in his or her capacity as one of our directors, officers or employees.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our common stock is listed on the NYSE under the symbol "LPI."

DESCRIPTION OF DEPOSITARY SHARES

        We may offer fractional interests in shares of preferred stock rather than full shares of preferred stock. In that event, depositary receipts will be issued to evidence depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, as described in the prospectus supplement relating to the particular issue of depositary shares.

        The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company, as depositary, that we select as set forth in the prospectus supplement relating to the particular issue of depositary shares. Unless otherwise specified in the prospectus supplement relating to a particular issue of depositary shares, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert the shares of preferred stock into common stock.

        We will describe the terms of any depositary shares we offer and the related depositary agreement, as well as the terms of the shares of preferred stock represented thereby, in the prospectus supplement relating to the particular issue of depositary shares.

DESCRIPTION OF WARRANTS

        We may issue warrants that entitle the holder to purchase debt securities, preferred stock, common stock or depositary shares. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

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  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

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  the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

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  the designation and number of depositary shares purchasable upon the exercise of warrants to purchase other securities and the price at which such number of depositary shares may be purchased upon such exercise;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  United States federal income tax consequences applicable to such warrants;

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  the amount of warrants outstanding as of the most recent practicable date; and

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  any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or depositary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or depositary shares, holders of such warrants will not have any of the rights of holders of such debt securities, preferred stock, common stock or depositary shares, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote or to exercise any rights of holders of depositary receipts in respect of the depositary shares purchasable upon such exercise.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any commissions paid to agents.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale through Underwriters or Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. If applicable, we will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

        Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Arrangements

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

 LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas, our outside legal counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting of Laredo Petroleum Holdings, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

        Certain estimates of our proved reserves included in this prospectus, any applicable prospectus supplement or incorporated herein by reference are based on reserve reports prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are so included or incorporated by reference in reliance upon the authority of such firm as an expert in these matters.

16,000,000 shares

Common stock

Prospectus Supplement

J.P. Morgan
Goldman, Sachs & Co.
BofA Merrill Lynch
Wells Fargo Securities
BMO Capital Markets

Barclays	Capital One Southcoast
Citigroup	Credit Suisse
BB&T Capital Markets	BBVA Securities
BOSC, Inc.	Comerica Securities
ING	Mitsubishi UFJ Securities
Scotiabank / Howard Weil	SOCIETE GENERALE
SunTrust Robinson Humphrey

August 12, 2013